UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2023

SILVERBOX CORP III

(Exact name of registrant as specified in its charter)

Delaware	001-41632	86-2754279
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1250 S. Capital of Texas Highway Building 2, Suite 285 Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 575-3637

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant	SBXC.U	New York Stock Exchange LLC
Shares of Class A common stock included as part of the units	SBXC	New York Stock Exchange LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	SBXC WS	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As reported on a Current Report on Form 8-K filed by BRC Inc. (“BRC”; NYSE: BRCC) with the Securities and Exchange Commission on September 11, 2023, effective as of September 18, 2023, Stephen M. Kadenacy, the Chairman and Chief Executive Officer of SilverBox Corp III (the “Company”), has been appointed the Chief Financial Officer of BRC. Mr. Kadenacy will continue to serve as the Chairman and Chief Executive Officer of the Company. As disclosed in the final prospectus of the Company, dated February 27, 2023, relating to its initial public offering, the officers of the Company, including Mr. Kadenacy, are not obligated to devote any specific number of hours to the Company’s matters but they intend to devote as much of their time as they deem necessary to the Company’s affairs until it has completed its initial business combination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2023

SILVERBOX CORP III

By:	/s/ Stephen Kadenacy
Name:	Stephen Kadenacy
Title:	Chief Executive Officer